SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 18, 2011

AURASOUND, INC.

(Exact name of registrant as specified in Charter)

Nevada	000-51543	20-5573204
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

11839 East Smith Avenue
Santa Fe Springs, California 90670
(Address of Principal Executive Offices)

(562) 447-1780
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)           On February 18, 2011, the management team of Aurasound, Inc. (the “Company”), determined, on their authority, that the Company’s unaudited condensed and consolidated income statement for the quarter ended September 30, 2010, as previously filed with its Quarterly Report on Form 10-Q for such fiscal quarter, can no longer be relied upon due to a determination that certain of the Company’s invoices were booked in the wrong period.  The Company’s management team discovered the error during its routine internal controls review process and preparation for the Company’s filing of its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2010.

The Company’s Principle Executive Officer and Principle Financial Officer and other authorized members of the Company’s executive management team have discussed the matters disclosed in this Item 4.02 with the Company’s independent registered public accounting firm.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 24, 2011

AuraSound, Inc.

By:	/s/ Harald Weisshaupt
Harald Weisshaupt
Its: Chief Executive Officer

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